UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2020

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31747	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	UUU	NYSE MKT LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On October 28, 2020, Universal Security Instruments, Inc. (“USI” or the “Company”) received a letter, dated October 27, 2020, addressed to USI’s Board of Directors, from David Lazar, CEO of Activist Investing LLC. A copy of Mr. Lazar’s letter is attached to this Report as Exhibit 99.1.

Mr. Lazar’s letter makes several allegations against the Company and its management. USI strongly denies each and every allegation contained in Mr. Lazar’s letter and strongly believes that Mr. Lazar grossly mischaracterizes USI’s financial situation and prospects.

As previously disclosed, on August 31, 2020, the Company received a letter from NYSE American LLC (the “NYSE”) stating that the NYSE has determined that the Company is not in compliance with the NYSE’s continued listing standards, and requiring the Company to submit a plan (“Plan”) to regain compliance with the continued listing standards by February 28, 2022. If the Plan is accepted by the NYSE, the Company’s NYSE listing will continue, subject to the NYSE’s periodic review for Plan compliance. If the Plan is accepted by the NYSE, but the Company is not in compliance with the NYSE’s continued listing standards by February 28, 2022, or if the Company does not make progress consistent with the Plan, then the NYSE staff will initiate delisting proceedings as appropriate. The Company has submitted its Plan to the NYSE in a timely manner and is waiting to hear back from the NYSE. The Company’s Plan is predicated on the Company continuing in its current business, and the Company believes that it will regain compliance with the NYSE’s continued listing standards before the delisting deadline set by the NYSE.

Since May 14, 2020 (approximately three weeks prior to Mr. Lazar’s first purchase of USI’s stock as listed in Mr. Lazar’s Schedule 13D), Mr. Lazar introduced to USI at least six candidates for consideration as possible merger partners for the purpose of changing USI’s business so that USI will continue as a NYSE-listed company but with a different business. Management and USI’s outside counsel have devoted numerous hours to presentations and discussions with several of these possible candidates. Several of these candidates withdrew from further discussion due to their internal plans changing, and only one of these candidates eventually presented (on October 8, 2020) a detailed proposal for a possible merger in the form of a draft Agreement and Plan of Merger (the “Proposed Merger Agreement”). Since October 8, 2020, management and outside counsel have been engaged in lengthy and good faith negotiations with counsel to this candidate to finalize the Proposed Merger Agreement and address not only the basic merger, but also the disposition or spin-off of USI’s current operating business, the tax consequences to USI’s current shareholders, and the tax consequences if USI’s current operating business is spun-off and continued by a new company owned by USI’s current shareholders. Management intends to present the draft Proposed Merger Agreement to USI’s Board for consideration within the next few days and will publicly disclose any action taken by the Company as required by applicable rules and regulations of the Securities and Exchange Commission regulations and the NYSE.

Item 9.01.	Financial Statements and Exhibits.

(c)       Exhibits

The following exhibits are filed herewith:

Exhibit No.
99.1	Letter to the Company’s Board of Directors from David Lazar

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: October 28, 2020	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President